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                                                                     EXHIBIT 4.1

                      AIRSPAN COMMUNICATIONS CORPORATION
                  1998 STOCK OPTION AND RESTRICTED STOCK plAN

     Section 1. Purpose. The purpose of the Airspan Communications Corporation 1998 Stock Option and Restricted Stock Plan (the "Plan") is to promote the interests of Airspan Communications Corporation, a Washington corporation (the "Company"), and any Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected employees, officers and directors of the Company or any Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company and/or by the granting of Common Stock or rights to purchase the Common Stock of the Company on a "restricted stock" basis. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code, "non-qualified stock options" as described in Treasury Regulation Section 1.83--7 or any successor regulation thereto, or "restricted stock" awards.

     Section 2. Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

     2.1. "Award" shall mean an award of Common Stock or the right to purchase Common Stock granted under the provisions of Section 7 of the Plan.

     2.2. "Board of Directors" shall mean the Board of Directors of the Company.

     2.3.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.4. "Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

     2.5. "Common Stock" shall mean the Common Stock, $.0003 par value, of the Company.

     2.6. "Employee" shall mean (i) with respect to an ISO, any person, including an officer or director of the Company, who, at the time an ISO is granted to such person hereunder, is employed on a full-time basis by the Company or any Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option and/or an Award, any person employed by, or performing services for, the Company or any Subsidiary of the Company, including, without limitation, directors and officers.

     2.7. "ISO" shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

     2.8. "Non-Qualified Option" shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a "non--qualified stock option"
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as described in Treasury Regulation Section 1.83--7 or any successor regulation thereto and that shall not constitute nor be treated as an ISO.

     2.9. "Option" shall mean any ISO or Non--Qualified Option granted to an Employee pursuant to the Plan.

     2.10. "Participant" shall mean any Employee to whom an Award and/or an Option is granted under the Plan.

     2.11. "Parent of the Company" shall have the meaning set forth in Section 424(e) of the Code.

     2.12.  "Subsidiary of the Company" shall have the meaning set forth in
Section 424(f) of the Code.

     2.13. "Taxation" shall mean any Federal, state or local taxes and any social security (including without limitation primary (employees) and secondary (employer's) Class 1 National Insurance Contributions ("NIC's") whether of the United States of America, the United Kingdom or elsewhere.

     Section 3. Eligibility. Awards and/or Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period. On and after the time that the Company becomes subject to Code Section 162(m), no Participant shall be granted Options and/or Awards under the Plan with respect to more than 1,000,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 8 hereof).

     Section 4.  Common Stock Subject to the Plan.

     4.1. Number of Shares. The total number of shares of Common Stock for which Options and/or Awards may be granted under the Plan (as well as the total number of ISOs that may be granted hereunder) shall not exceed in the aggregate four million, five hundred ninety one thousand, six hundred sixty six (4,591,666) shares of Common Stock (subject to adjustment as provided in Section 8 hereof).

     4.2. Reissuance. The shares of Common Stock that may be subject to Options and/or Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under the Plan. If any shares of Common Stock acquired pursuant to an Award or the exercise of an Option shall be forfeited or repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

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     4.3.  Special ISO Limitations.

     (a) To the extent that the aggregate fair market value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all Incentive Stock Option Plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, then the excess thereof shall be treated as a Non-Qualified Option and not as an ISO. This rule shall be applied by taking Options into account in the order in which they are granted.

     (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless the option price is at least 110% of the fair market value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five years from the date it is granted.

     4.4. Limitations Not Applicable to Non-Qualified Options or Awards. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option or Award granted under the Plan.

     Section 5.  Administration of the Plan.

     5.1. Administration. The Plan shall be administered by a committee of the Board of Directors (the "Committee") established by the Board of Directors and consisting of no less than two persons. From and after the time that any equity securities of the Company become registered or required to be registered under
Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"), all members of the Committee shall be both "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Code Section 162(m). The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

     5.2.  Grant of Options/Awards.

     (a) Options. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder; (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be issued under each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Employee may pay all or part of the exercise price by entering into a promissory note with the Company, or circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of

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an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan.

     (b) Awards. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to determine the amount, if any, to be paid by a Participant to acquire shares of Common Stock pursuant to an Award; (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and no longer subject to forfeiture to and/or repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which any shares of Common Stock acquired pursuant to an Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired pursuant to an Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to purchase the Common Stock subject to an Award); (x) to accelerate time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan.

     5.3. Interpretation. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

     5.4. Finality. The interpretation and construction by the Committee of any provision of the Plan, any Option and/or Award granted hereunder or any agreement evidencing any such Option and/or Award shall be final and conclusive upon all parties.

     5.5. Voting. Members of the Committee may vote on any matter affecting the administration of the Plan or the granting of Options and/or Awards under the Plan.

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     5.6.  Expenses, Etc.  All expenses and liabilities incurred by the
Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

     5.7. Indemnification. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Options or Awards granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law.

     Section 6.  Terms and Conditions of Options.

     6.1. ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

     The terms and conditions of each ISO shall include the following:

     (a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the fair market value of the shares of Common Stock subject to the ISO on the date the ISO is granted. For purposes of the Plan, the fair market value per share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock subject to an Option on the date the ISO is granted shall be the fair market value thereof determined in good faith by the Board of Directors. The fair market value of Common Stock subject to an ISO shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

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     (b)  ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during an Optionee's lifetime, an ISO shall be exercisable only by the Optionee.

     (c) All ISOs must be granted within 10 years of the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company. The Committee shall fix the term of all ISOs granted pursuant to the Plan (including the date on which such ISO shall expire and terminate), provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

     (d) To the extent that the Company or any Parent or Subsidiary of the Company is required to pay, account for, or withhold any Taxation in respect of:

          (i) any grant of any ISO, any Non-Qualified Option, and/or any other Option referred to in this Plan;

          (ii) any compensation income realized by any Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, and

          (iii) any other exercise, release or other disposal of any Option referred to in this Plan the Company shall deduct from any payments of any kind otherwise due to such Participant (to the extent permitted by law) the aggregate amount of such Taxation required to be paid, accounted for or withheld by the Company or any person connected with the Company or, if such payments are insufficient to satisfy such Taxation such Participant will be required to pay to the Company within 30 days of the exercise, release or other disposal of any Option, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. Draft legislation has been published in the UK which will permit employees to pay secondary (employer's) Class 1 NIC's. Assuming the legislation is enacted so that it becomes possible for an employer and an employee to agree and/or jointly elect that an employee shall bear any employer's Class 1 NIC's as would otherwise become due from the employer on the exercise, release or other disposal of an option, the offer of the Options contained in this Agreement is conditional upon your agreeing at the request of the Company to enter into such written agreement or election with the Company and/or with any connected person of the Company as is required to procure that you will assume responsibility for such (employer's) Class 1 NIC's as would otherwise fall on the Company in connection with the grant, exercise, release or other disposal of your Options. Any failure on your part to enter into any such agreement or election within seven days of the date of receipt from the Company of a notice requiring the same, will result in the cancellation of the Options granted to you under the terms of this Agreement and

                                      -6-
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     pending entry by you into such agreement or election you agree that no exercise, or further exercise, of the Options will be permitted. All matters with respect to the total amount of Taxation to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

     (e) In the sole discretion of the Committee the terms and conditions of any ISO may (but need not) include any of the following provisions:

          (i) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis for any reason other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three (3) months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

          (ii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full--time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

          (iii) In the event a Participant shall die while in the full-time employ of the Company or a Parent or Subsidiary of the Company (or within a period of three (3) months after ceasing to be an Employee for any reason other than his "disability" or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

     (f) No Option granted hereunder shall qualify as an ISO unless the Plan is approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board of Directors.

     6.2. Non-Qualified Options. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option Agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422(b) of the Code but will be a "non-qualified stock option" for Federal, state and local income tax purposes. The terms and conditions of

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any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

     The terms and conditions of each Non-Qualified Option Agreement shall include the following:

     (a) The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted, provided, however, that the option (exercise) price shall not be less than the par value of such shares of Common Stock.

     (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non--Qualified Option shall expire and terminate). Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including provisions governing the rights to exercise such Non--Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

     (c) Except as otherwise provided in an individual Option Agreement, Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, or a domestic relations order, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant or an alternate payee under a domestic relations order.

     (d) To the extent that the Company or a connected person is required to withhold, pay or account for any Taxation in respect of:

          (i) any grant of any ISO, any Non-Qualified Option, and/or any other Option referred to in this Plan;

          (ii) any compensation income or other gain or income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option; or

          (iii) any other exercise, release or other disposal of any Option referred to in this Plan the Company shall deduct from any payments of any kind otherwise due to such Participant (to the extent permitted by law) the aggregate amount of such Taxation required to be so withheld or, if such payments are insufficient to satisfy such Taxation or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company within 30 days of the exercise, release or other disposal of the Option, or make other arrangements satisfactory to the Company (including, with prior Committee approval, use of a promissory note in favor of the Company) regarding payment to the Company of, the aggregate amount of any such taxes. Draft legislation has been published in the UK which will permit employees to pay secondary (employer's) Class 1 NIC's. Assuming the legislation is enacted so that it becomes possible for an employer and an employee to agree and/or jointly elect that an employee shall bear any employer's Class 1 NIC's as would otherwise become due from the employer on the exercise, release or other disposal of an option, the offer of the Options contained in this Agreement is conditional upon your agreeing at the request of the Company to enter into such written agreement or election with the Company and/or with any connected person of the Company as is required to procure that you will assume responsibility for such (employer's) Class 1 NIC's as would otherwise fall on the Company in connection with the grant, exercise, release or other disposal of your Options. Any failure on your part to enter into any such agreement or election within seven days of the date of receipt from the Company of a notice requiring the same, will result in the cancellation of the Options granted to you under the terms of this Agreement and pending entry by you into such agreement or election you agree that no exercise, or further exercise, of the Options will be permitted. All matters with respect to the total amount of Taxation to be withheld or the arrangements to be entered into in respect of any such compensation income, gain or other income on the exercise, release or other disposal of an Option shall be determined by the Board of Directors in its sole discretion.

     Section 7. Terms and Conditions of Awards. The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

     The terms and conditions of each Award shall include the following:

     (a) The amount, if any, to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Board of Directors (or the Committee).

     (b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

     (c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to the restrictions imposed on such Stock and such other matters as the Committee may determine.

     (d) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, or in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the

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Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

     Section 8. Adjustments. In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs; (ii) the number of shares of Common Stock to be acquired pursuant to an Award which have not become vested, and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

     Section 9. Effect of the Plan on Employment Relationship. Neither the Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant's employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

     Section 10. Amendment of the Plan. The Committee or Board of Directors may amend or suspend the Plan or any portion thereof at any time, provided such amendment is made with stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval which is a requirement for ISO treatment or, if applicable once any equity securities of the Company become registered under Section 12 of the Exchange Act, for exemptive relief under Section 16(b) of the Exchange Act or which is a requirement for the performance-based compensation exception under Code Section 162(m). The Committee in its sole discretion may amend the Plan so as to conform with local rules and regulations subject to any provisions to the contrary specified herein.

     Section 11. Amendment of an Option or Award Agreement. In its sole and complete discretion, the Committee may at any time amend any Option or Award Agreement for the following reasons: (i) additions and/or changes to the Code, any federal or state securities law, or other law or regulations applicable to the Option or Award, are made, and such additions and/or changes have some effect on the Option or Award; or (ii) any other event not described in clause
(i) occurs and the Participant gives his or her consent to such amendment, provided however, except for capital adjustments described in Section 8, the Committee may not reduce the exercise price of an Option or Award.

     Section 12. Exemption from Computation of Compensation for Other Purposes. By acceptance of an applicable Option or Award, subject to the conditions of such Option or Award, each Participant shall be considered in agreement that all shares sold or awarded and all Options granted under this Plan shall be considered special incentive compensation and will be exempt from inclusion as "wages" or "salary" in pension, retirement, life insurance, and other employee benefits arrangements of the Company, except as determined otherwise by the Company. In addition, each beneficiary of a deceased Participant shall be in agreement that all such Options and Awards will be exempt from inclusion in "wages" or "salary" for purposes of calculating benefits of any life insurance coverage sponsored by the Company.

     Section 13. Listing, Registration and Other Legal Compliance. No Options, Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel to the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Any certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Agreement or otherwise) for (a) the making of any Option or Award, or the making of any determination, (b) the issuance or other distribution of Common Stock, or
(c) the payment of amounts to or through a Participant with respect to any Option or Award, any law, rule, regulation, or other requirement of any governmental authority or agency shall require the Company, any affiliate, or any Participant (or any estate, designated beneficiary, or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

     Section 14. Rights as Stockholder. Subject to the Award provisions, no Participant or beneficiary shall be deemed a stockholder of the Company nor have any rights as such with respect to any shares to be provided under the Plan until he or she has become the holder of such shares. Notwithstanding the aforementioned, with respect to restricted stock Awards under this Plan, the Participant or beneficiary of such Award shall be deemed the owner of such shares provided herein. As such, unless contrary to the provisions herein or in any such related Agreement, such stockholder shall be entitled to full voting, dividend and distribution rights as provided any other Company stockholder for as long as the Participant continues to be deemed the owner of such stock.

     Section 15. Construction of the Plan. The Plan, and its rules, rights, agreements and regulations, shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of Delaware . In the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof

     Section 16. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option and/or Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

     Section 17. Effective Date of the Plan. The Plan shall be effective as of 1st February, 1998, the date on which the Plan was adopted by the Board of Directors of the Company.

                                    * * * *

                       AIRSPAN COMMUNICATIONS CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT


Employee/Optionee:     [Name]

Number of shares of    [Shares]
Common Stock subject
to this Agreement:

Pursuant to the 1998 Airspan Communications Corporation Stock Option and Restricted Stock Plan (the "Plan"), a Committee (the "Committee") of the Board of Directors of Airspan Communications Corporation (the "Company") has granted to you on this date an option (the "Option") to purchase the number of shares of the Company's Common Stock, $.0003 par value ("Common Stock"), set forth above. Such shares (as the same may be adjusted as described in Section 10 below) are herein referred to as the "Option Shares". The Option shall constitute and be treated at all times by you and the Company as a "non-qualified stock option" for Federal income tax purposes and shall not constitute and shall not be treated as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The terms and conditions of the Option are set out below.

     1.   Date of Grant.  The Option is granted to you as of [Board meeting].

     2. Termination of Option. Except as provided below, your right to exercise the Option (and to purchase the Option Shares) shall expire and terminate in all events on the earliest of (i) ten (10) years from the date of grant, or (ii) the date provided in Section 8 below in the event you cease to be employed by the Company or any subsidiary or affiliate thereof. Provided, however, that notwithstanding clauses (i) and (ii) and anything else to the contrary in this Agreement, if you are employed by the Company or any subsidiary or affiliate of the Company immediately before a Change in Control (as defined below), and if the Company or any successor, assign, or purchaser thereof does not either (A) continue your Option (as adjusted, if necessary, to retain its pre Change in Control economic value and aggregate "spread" between the Option Shares' fair market value and exercise price) or
          (B) grant you a new Option of at least equivalent economic value, aggregate "spread," and other terms and conditions as your pre Change in Control Option, then you will automatically vest in an additional 50% of any remaining unvested Options that you may hold, and, notwithstanding anything herein to the contrary, you may exercise all such vested Options (together with any other previously or subsequently vested Options) until the later of (i) the date specified in Section 8 below or (ii) one (1) year from such Change in Control, but in no event longer than ten (10) years from the original date of grant.

3. Option Price. The purchase price to be paid upon the exercise of the Option is $[price] (price in words) per share (subject to adjustment as provided in Section 10 hereof), which is equal to the Fair Market Value of a share of Common Stock on the date of grant.

4. Vesting. (a) Unless otherwise accelerated upon a Change in Control as provided for in Section 2 above, upon the one (1) year anniversary of [hire date] the Option shall become exercisable to purchase ("vest with respect to") 25% of the total number of Option Shares, and, after the first such anniversary date, shall vest each month for the next 36 months with respect to an additional 1/48 of the total number of Option Shares (rounded to the nearest whole share), such that 100% of the Option Shares will vest in four (4) years.

(b) For purposes hereof, a "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (1) Any Person becomes the beneficial owner of shares having 50% or more of the total number of votes that may be case for the election of directors of the Company; or

     (2) As a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing a"Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or

     (3) If at any time (i) the Company shall consolidate with, or merge with, any other person and the Company shall not be the continuing or surviving corporation, (ii) any Person shall consolidate with, or merge with, the Company and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iii) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (iv) the Company shall sell or otherwise transfer 50% or more of the assets or earnings power of the Company and its subsidiaries (taken as a whole) to any Person or Persons. The term "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934 ("Exchange Act") and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

(c) If a Change in Control occurs and the Company fails to remain in existence, the Option shall become an obligation of the person succeeding to the business of the Company or otherwise responsible for the Company's obligations.

(d) Nothing in this Agreement pertaining to a Change in Control shall limit or restrict the rights otherwise provided to you in this Agreement or the exercisability of the Option.

5. Additional Provisions Relating to Exercise. Once you become entitled to exercise the Option (and purchase Option Shares) as provided in Section 4 hereof, such right will continue until the date on which the Option expires and terminates pursuant to Section 2 hereof.

6. Exercise of Option. To exercise the Option, you must deliver a completed copy of the attached Option Exercise Form to the address indicated on the Form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price for the Option Shares being purchased and the applicable income, social security (including, without limitation, both primary (employee's) and secondary (employer's) Class 1 National Insurance Contributions ("NIC's"), and any other tax obligation arising on the grant, exercise, release or other disposal of the Options or Option Shares to the extent permitted by law (the "Tax Indemnity"). Unless otherwise agreed to by the Committee, payment of the option price and payment in respect of the Tax Indemnity must be made in cash or by cashier's check; provided, however, that with the prior approval of the Committee, payment of such option price and/or Tax Indemnity may instead be made, in whole or in part, by the delivery to the Company of a promissory note in a form and amount satisfactory to the Committee, provided that the principal amount of such note shall not exceed the excess of such aggregate option price and Tax Indemnity obligation over the aggregate par value of the purchased Option Shares. Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange, if any, upon which shares of that class are then listed, or (b) in the opinion of counsel to the Company, such issuance or delivery would (i) cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any other requirement of law or any requirement of any stock exchange regulations or listing agreement to which the Company is a party, or of any administrative or regulatory body having jurisdiction over the

Company or (ii) require registration (apart from any registrations as have been theretofore completed by the Company covering such shares) under any federal, state, or other securities or similar law.

7. Transferability of Option. The Option may not be transferred by you (other than by will or the laws of descent and distribution or a domestic relations order) and may be exercised during your lifetime only by you or by an alternate payee under a domestic relations order.

8. Termination of Employment. (a) In the event that (i) the Company or any subsidiary, affiliate, or parent thereof terminates your employment, or (ii) you terminate your employment for any reason whatsoever (other than as a result of your death or total and permanent disability (as determined by the Company or its designated representative), then the Option may only be exercised within ninety (90) days after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such termination and had not previously done so.

          (b) In the event that you cease to be employed on a full-time basis by the Company or any subsidiary, affiliate, or parent thereof by reason of total and permanent disability (as determined by the Company or its designated representative), then the Option may only be exercised within one year after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such disability and had not previously done so.

          (c) In the event that you die while employed by the Company or any subsidiary, affiliate, or parent thereof (or die within a period of one year after ceasing to be employed by the Company or any subsidiary, affiliate, or parent thereof by reason of disability (as described in Section 8(b) hereof) or within 90 days of ceasing to be so employed for any other reason), the Option may only be exercised within one year after your death. In such event, the Option may be exercised during such one-year period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.

          (d) Notwithstanding any provision contained in this Section 8 to the contrary, (i) the time limits provided for in this Section 8 shall be subject to extention in the event of a Change in Control, to the extent provided for in
Section 2 hereof, and (ii) in no event may the Option be exercised to any extent by anyone after the tenth (10th) anniversary of the date of grant of the Option.

9. Representations. (a) You understand that the restrictions on the transfer of any Option Shares under Section 15 hereof shall apply. You represent and warrant to the Company that, upon exercise of the Option, you will be acquiring the Option Shares for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and you understand that (i) neither the Option nor the Option Shares have been registered with the Securities and Exchange Commission, (ii) the Option Shares are not transferable or disposable until the class of equity securities represented by the Option Shares are registered under Section 12 of the Exchange Act, (iii) the Option Shares must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act of 1933, as amended, and the securities laws of any applicable state or other jurisdiction, or is exempt from such registration, and (iv) the restrictions on the transfer of such shares under Section 15 hereof shall apply until the lapse conditions thereof are satisfied. The stock certificates for any Option Shares issued to you will bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF

          1933 OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE AND OTHER JURISDICTION, OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE TRANSFER OF SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE IS ALSO RESTRICTED PURSUANT TO A STOCK OPTION AGREEMENT, DATED AS OF [BOARD MEETING DATE], A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

          IN ACCORDANCE WITH THE PROVISIONS OF SECTION 151(f) OF THE WASHINGTON GENERAL CORPORATION LAW, THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

          (b) You further represent and warrant that you understand the Taxation consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise, release or other disposal of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. In addition, you understand that the Company will be required to pay, account for or withhold Taxation in respect of any compensation income, or other income or gain realized by you upon exercise of the Option granted hereunder. To the extent that the Company is required to pay, account for or withhold any such Taxes, then, unless both you and the Committee have otherwise agreed upon alternate arrangements, you hereby agree that the Company may deduct from any payments of any kind otherwise due to you an amount equal to the total Taxation required to be so paid, accounted for or withheld (as permitted by law), or if such payments are inadequate to satisfy such Taxation, or if no such payments are due or to become due to you, then you agree to provide the Company with cash funds or make other arrangements satisfactory to the Company regarding such payment. Furthermore, you represent and warrant that should the draft legislation regarding secondary (employer's) Class 1 NIC's be enacted so that it becomes possible for an employer and an employee to agree and/or jointly elect that an employee shall bear any employer's Class 1 NIC's as would otherwise become due from the employer on the exercise, release or other disposal of an option, the offer of the Options contained in this Agreement is conditional upon your agreeing at the request of the Company to enter into such written agreement or election with the Company and/or with any connected person of the Company as is required to procure that you will assume responsibility for such (employer's) Class 1 NIC's as would otherwise fall on the Company in connection with the grant, exercise, release or other disposal of your Options. Any failure on your part to enter into any such agreement or election within seven days of the date of receipt from the Company of a notice requiring the same, will result in the forfeiture of the Options granted to you under the terms of this Agreement and pending entry by you into such agreement or election you agree that no exercise, or further exercise, of the Options will be permitted. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company in its sole discretion.

10. Adjustments. In the event that, after the date hereof, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement and the Plan.

11. Continuation of Employment. Neither the Plan nor the Option shall confer upon you any right to continue in the employ of (or any other relationship with) the Company or any subsidiary, affiliate, or parent thereof, or limit in any respect the right of the Company or any subsidiary, affiliate, or parent thereof to terminate your employment or other relationship with the Company or any subsidiary, affiliate, or parent thereof, as the case may be, at any time. This Agreement shall supersede any other agreement between the Company (or one of its affiliates or subsidiaries) and you with respect to any obligation of the Company (or such affiliate or subsidiary) to grant any Option or distribute or sell any Common Stock to you. Any such obligation shall be null, void and of no effect.

12. Stockholder Rights. No person or entity shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

13. Plan Documents. This Agreement is qualified in its entirety by reference to the provisions of the Plan, as amended from time to time, which are hereby incorporated herein by reference. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan. However, notwithstanding the above, no Plan amendment may deprive you of any Options theretofore granted under the Plan without your consent, and no Plan amendment requiring shareholder approval (if any) may be made without such shareholder approval.

The interpretation and construction by the Committee of the Plan, this Agreement, the Options granted hereunder, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon you. Until the Options shall expire, terminate, or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to you or any other person or entity then entitled to exercise the Options.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, but without regard to the principle of conflict of laws thereof. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

15.  Restrictions on Transfer.

          (a) No Transfers before IPO. You may not directly or indirectly (including by operation of law) assign, bequeath, devise, encumber, hypothecate, mortgage, pledge, sell, or otherwise transfer or dispose of (collectively "Transfer") any of the Option Shares purchased pursuant hereto unless and until the class of equity securities represented by the Option Shares becomes registered under Section 12 of the Exchange Act. Any purported Transfer of such Option Shares in violation of the terms of this Section 15 shall be null, void, and of no effect.

          (b) Lock-Up Agreement. You acknowledge that in connection with any public offering of the Common Stock, the underwriters for the Company may require that the Company's officers, directors, and/or certain other shareholders not sell their shares of Common Stock for a certain period of time before or after the effectiveness of the Registration Statement filed in connection with such offering. You hereby agree that upon the Company's request in connection with any such public offering, that you will not, directly or indirectly, offer, sell, contract to sell, make subject to any purchase option, or otherwise dispose of any shares of Common Stock for a period requested by the underwriter or its representative, not to exceed 10 days before and 180 days after the date of the effectiveness of the Registration Statement, without the prior written consent of the underwriter or its representative.

16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective beneficiaries, heirs, executors, administrators, legal representatives, guardians, successors, assigns, transferees, purchasers, alternate payees under a domestic relations order, or any other holder of the Option or the Option Shares.

17. Notices. All notices and other communications required or permitted hereunder shall be in writing and deemed to have been received on the date of delivery if delivered by hand or overnight express, or three days after the date of posting if mailed by registered or certified mail, postage prepaid, addressed to the Company, at Cambridge House, Oxford Road, Uxbridge, Middlesex UB8 1UN, England, and to you at your address as set forth herein (or such other address to which the Company or you hereby notify the other party hereto to send such notices and communications). Such notices and other communications shall not be considered delivered until actually received or deemed received pursuant to this
Section 17.

18.  Protection of Confidential Information.

(a)  Definitions.  In this Agreement:

          (1) Client means any individual, proprietorship, partnership, corporation, association, or entity served by the Company, its subsidiaries, or affiliates (collectively, the "Company") at any time during the term of your employment with the Company.

          (2   Confidential Information means:

               (A) Information disclosed to or known to you as a direct or indirect consequence of, or through your employment with the Company, about any Client's or the Company's business, methods, operations, products, processes, and services, including, but not limited to, information relating to research, developments, inventions, recommendations, programs, systems, and systems analyses, flow charts, scheduling procedures, finances and financial statements, marketing, merchandising, merchandise sources, Client sources, system designs, procedure manuals, professional fee lists, automated data programs, financing methods, financial projections, computer software, terms and conditions of business arrangements with Clients, reports, personnel procedures, supply and service resources, names, addresses and phone numbers of personnel providing, whether employees of the Company or independent contractors, services to Clients, the Company's contacts including without limitation contacts with its Clients, and all other information pertaining to the Company treated as confidential by the Company including all accompanying documentation therefor.

               (B) All information disclosed to you, or to which you have had access during the period of your employment (including information which you assisted in developing), for which there is any reasonable basis to believe is, or which appears to be treated by the Company as, Confidential Information shall be presumed to be Confidential Information hereunder.

(b)  Confidential Information.

          (1) Proprietary Information. You are aware and acknowledge that the Company has developed a special competence in providing, developing, and/or marketing certain products and/or services and has accumulated Confidential Information not generally known to others in the field which is of unique value in the conduct and growth of the Company's business and which the Company treats as proprietary. You acknowledge that in the course of carrying out, performing, and fulfilling your responsibilities to the Company, you will be given access to and be entrusted with Confidential Information relating to the Company's business and Clients. You recognize that (i) the services that the Company performs and/or products that the Company provides for its Clients are confidential and that to enable the Company to perform those services and/or provide those products, its Clients may also furnish to the Company Confidential Information concerning their affairs, (ii) the goodwill of the Company depends upon, among other things, its keeping the Confidential Information confidential and that unauthorized disclosure of the Confidential Information would irreparably damage the Company, and (iii) disclosure of any Confidential Information to competitors of the Company or to the general public would be highly detrimental to the Company.

          (2) Developments. You agree to notify the Company of any discovery, invention, innovation, or improvement which is directly related to the business of the Company or to the business of any Client (collectively called "Developments") conceived or developed by you during the term of your employment. Developments shall include, without limitations, developments in computer software, and other intellectual properties relating to design, implementation, marketing, and sale of the products and/or services sold by the Company. All Developments, including, but not limited to, all written documents pertaining thereto, shall be the exclusive property of the Company and shall be considered Confidential Information subject to the terms of this Agreement. You agree that when appropriate, and upon written request of the Company, you will file for patents or copyrights with regard to any or all Developments and will sign documentation necessary to evidence ownership of Developments in the Company.

          (3) Covenants. In consideration of your employment by the Company, and in consideration of the Option granted to you hereunder, you hereby agree as follows:

               (A) Nondisclosure of Confidential Information. You will not, during your employment with the Company or at any time after termination thereof, irrespective of the time, manner, or cause of termination, use, disclose, copy, or assist any other person or firm in the use, disclosure, or copying of, any Confidential Information.

               (B) Return of Confidential Information. Upon termination of your employment, you agree to deliver to the Company all

                    Confidential Information and all copies thereof along with any and all other property belonging to the Company or any Client whatsoever.

               (C) Develop Competitive Materials. You will not develop any materials which are similar to or competitive with the Confidential Information of the Company.

(c) Injunction. You agree that a breach or threatened breach on your part of any covenant contained in Section 18 of this Agreement will cause such damage to the Company as will be irreparable and for that reason you further agree that the Company shall be entitled as a matter of right to an injunction out of any court of competent jurisdiction, restraining any further violation of such covenants by you, your employer, employees, partners, or agents, or by any entity by which you, directly or indirectly, own any interest (other than ownership of publicly held corporations of which you own less than one percent (1%) of any outstanding securities). The right to injunction shall be cumulative and in addition to any and all other remedies the Company may have, including, specifically, recovery of damages.

     Please acknowledge receipt of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to the Secretary of the Company.

                              AIRSPAN COMMUNICATIONS CORPORATION


                              By: Eric Stonestrom


                              Its: President and Chief Executive Officer
Accepted and Agreed To
As of ______________, _____:

                              __________________________________________
                                  Employee/Optionee


                              Address:__________________________________

                              __________________________________________

                       Airspan Communications Corporation

                     Stock Option and Restricted Stock Plan

                              OPTION EXERCISE FORM


     Under the Airspan Communications Corporation Stock Option and Restricted Stock Plan (the "Plan"), I hereby exercise the right to purchase shares of Common Stock, $.0003 par value, of Airspan Communications Corporation pursuant to the Option granted to me on ______________________ under the Plan. Enclosed herewith is $_______________, an amount equal to the total exercise price for the shares of Common Stock being purchased pursuant to this Option Exercise Form and the applicable payment in respect of the Tax Indemnity obligation with respect to this exercise.

Date:______________________                   _________________________________
                                                           Signature


     Send a completed copy of this Option Exercise Form to:


                              Airspan Communications Corporation

                              __________________________________

                              Attn:_____________________________